Exhibit 99.1

FOR IMMEDIATE RELEASE	For information contact:
April 10, 2013	Kelly C. Clarke
(804) 727-6321

Class-Action Lawsuits Against Apple REIT Nine Dismissed with Prejudice

Richmond, Va., – April 10, 2013 – Apple REIT Nine, Inc. is pleased to report that a securities litigation case against the Company as well as Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Ten, Inc., the companies’ Boards of Directors, certain officers and related advisory companies (collectively referred to as the “Apple Parties”) has been dismissed. Motions to dismiss the Amended Consolidated Class-Action Complaint In re Apple REITs Litigation, 11-cv-02919 (EDNY Apr, 3, 2013) were granted in full and with prejudice. A United States District Judge entered a judgment in favor of the Apple Parties on Wednesday, April 3, 2013.

About Apple REIT Nine, Inc.

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. The Apple REIT Nine portfolio consists of 89 hotels, containing a total of 11,371 guestrooms in 27 states. Apple REIT Nine is a premier real estate investment company committed to providing maximum value for our shareholders.

Disclosures

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Nine to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple REIT Nine to implement its acquisition strategy and operating strategy; Apple REIT Nine’s ability to manage planned growth; changes in economic cycles; financing risks; the outcome of current and future litigation, regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact Apple REIT Nine’s business, assets or classification as a real estate investment trust; and competition within the hotel and real estate industry. Although Apple REIT Nine believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple REIT Nine or any other person that the results or conditions described in such statements or the objectives and plans of Apple REIT Nine will be achieved. In addition, Apple REIT Nine’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Apple REIT Nine’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple REIT Nine with the SEC on March 7, 2013. Any forward-looking statements speak only as of the date of this news release and Apple REIT Nine undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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